_________________________________________________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

November 5, 2002

             Saxon Asset Securities Company

(Exact Name of Registrant as Specified in its Charter)

Virginia	333-67170	52-1865887
State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4880 Cox Road Glen Allen, Virginia (Address of Principal Executive Offices)	23060 (Zip Code)

Registrant’s telephone number, including area code:  (804) 967-7400

                              No Change

(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.1

Filed concurrently herewith under Form SE are certain materials (the “Computational  Materials”) furnished to the Registrant by J.P. Morgan Securities, Inc. (the “Underwriter”) in respect of Saxon Asset Securities Company Mortgage Loan Asset Backed Certificates, Series 2002-3, Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6, Class AV, Class A-IO, Class S, Class M-1, Class M-2, Class B, Class P, Class C and Class R Certificates (the “Certificates”).  The Certificates are being offered pursuant to a Prospectus Supplement, dated October 30, 2002, and the related Prospectus, dated September 25, 2001 (together, the “Prospectus”), which are being filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Act”).  The Certificates have been registered pursuant to the Act under Registration Statements on Form S-3 (No. 333-67170) (the “Registration Statement”).  The Computational Materials are incorporated by reference in the Registration Statement.

The Computational Materials were prepared solely by the Underwriter, and the Registrant did not prepare or participate (other than providing the background information concerning each underlying pool of assets upon which the Computational Materials are based to the Underwriter) in the preparation of the Computational Materials.

Any statements or information contained in the Computational Materials shall be deemed to be modified or superseded for purposes of the Prospectus and the Registration Statement by statements or information contained in the Prospectus.

________________

  Capitalized terms used but not otherwise defined herein shall have the same meanings ascribed to them in the Prospectus.

1   Capitalized terms used but not otherwise defined herein shall have the same meanings ascribed to them in the Prospectus.

Item 7.  Financial Statements; Pro Forma Financial Information and Exhibits.\

(a)

Not applicable.

(b)

Not applicable.

(c)

Exhibits:

99.1

Computational Materials. (P)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAXON  ASSET SECURITIES COMPANY

By: /s/ Ernest G. Bretana

Name:  Ernest G. Bretana

Title:   Vice President

Dated:  November 8, 2002

EXHIBIT INDEX

Exhibit No.

Description

Page No.

99.1

Computational Materials

    P

Exhibit 99.1     Computational Materials (P)

[To be filed on Form SE pursuant to Rule 311(h)]